As filed with the Securities and Exchange Commission on April 25, 2013

Registration No. 333-173154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 13

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Insys Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	51-0327886
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

444 South Ellis Street

Chandler, Arizona 85224

(602) 910-2617

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Babich

President and Chief Executive Officer

Insys Therapeutics, Inc.

444 South Ellis Street

Chandler, Arizona 85224

(602) 910-2617

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew T. Browne Charles S. Kim Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Cheston J. Larson Divakar Gupta Matthew T. Bush Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.0002145 par value per share	$82,800,000	$11,294(2)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 13 to the Registration Statement on Form S-1 is being filed solely for the purpose of re-filing Exhibits 10.6, 10.7 and 10.8 to the Registration Statement with corrections. This Amendment No. 13 does not modify any part of the prospectus that forms a part of the Registration Statement.

Item 16.	Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Description of Document

1.1#	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger Among the Registrant, Insys Therapeutics, Inc. and ITNI Merger Sub Inc. dated October 29, 2010.

3.1#	Registrant’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

3.2#	Form of the Registrant’s Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3#	Registrant’s Bylaws, as currently in effect.

3.4#	Form of the Registrant’s Amended and Restated Bylaws to become effective upon closing of this offering.

3.5#	Registrant’s Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

3.6#	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

3.7#	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.1#	Form of Common Stock Certificate of the Registrant.

5.1#	Opinion of Cooley LLP.

10.1+#	Form of Indemnity Agreement by and between the Registrant and its directors and officers.

10.2+#	Insys Therapeutics, Inc. 2006 Equity Incentive Plan, as amended.

10.3+#	Insys Pharma, Inc. Amended and Restated Equity Incentive Plan.

10.4+#	2013 Equity Incentive Plan and Form of Stock Option Grant Notice and Form of Stock Option Agreement thereunder.

10.5+#	2013 Employee Stock Purchase Plan.

10.6+	Amended and Restated Employment Agreement by and between the Registrant and Michael Babich dated April 18, 2013.

10.7+	Amended and Restated Employment Agreement by and between the Registrant and Larry Dillaha dated April 18, 2013.

10.8+	Employment Agreement by and between the Registrant and Darryl Baker dated April 18, 2013.

10.9#	Frye Road Two LLC Triple Net Lease dated as of January 31, 2012 between Insys Pharma, Inc. and Frye Road Two LLC.

10.10#	First Amendment to Lease dated as of November 7, 2012 between Insys Pharma, Inc. and Frye Road Two LLC.

10.11#	Chandler 101 Business Center Office Lease dated as of January 4, 2013 between Insys Pharma, Inc. and Frye Road Industrial LLC.

Exhibit Number	Description of Document

10.12*#	Softgel Commercial Manufacturing and Packaging Agreement dated as of March 21, 2011 by and between the Registrant and Catalent Pharma Solutions, LLC.

10.13*#	First Amendment to Softgel Commercial Manufacturing and Packaging Agreement dated as of March 5, 2012 by and between the Registrant and Catalent Pharma Solutions, LLC.

10.14*#	Supply and Distribution Agreement dated as of May 20, 2011 by and between the Registrant and Mylan Pharmaceuticals Inc.

10.15*#	Amendment to Supply and Distribution Agreement dated as of March 13, 2012 by and between the Registrant and Mylan Pharmaceuticals Inc.

10.16*#	Manufacturing Agreement dated as of March 7, 2011 by and between the Registrant and DPT Lakewood, LLC.

10.17*#	Letter Agreement dated April 23, 2012, amending the DPT Lakewood, LLC Manufacturing Agreement dated as of March 7, 2011.

10.18*#	Supply Agreement dated as of March 7, 2011 by and between the Registrant and AptarGroup, Inc.

10.19#	Loan Agreement dated as of February 17, 2012 by and between the Registrant and Bank of America, N.A.

10.20#	Amendment No. 1 to Loan Agreement dated as of February 11, 2013 by and between the Registrant and Bank of America, N.A.

10.21#	Amendment No. 2 to Loan Agreement and Waiver dated as of March 27, 2013 by and between the Registrant and Bank of America, N.A.

10.22+#	Non-Employee Director Compensation Policy.

21.1#	Subsidiaries of the Registrant.

23.1#	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2#	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1#	Power of Attorney.

+	Indicates management contract or compensatory plan.
*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on the 25 th day of April, 2013.

INSYS THERAPEUTICS, INC.

By:	/s/ Michael L. Babich
Michael L. Babich President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL L. BABICH Michael L. Babich	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	April 25, 2013

/S/ DARRYL S. BAKER Darryl S. Baker	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2013

/S/ JOHN N. KAPOOR* John N. Kapoor, Ph.D.	Executive Chairman of the Board of Directors	April 25, 2013

/S/ PATRICK P. FOURTEAU* Patrick P. Fourteau	Member of the Board of Directors	April 25, 2013

/S/ STEVEN MEYER* Steven Meyer	Member of the Board of Directors	April 25, 2013

/S/ BRIAN TAMBI* Brian Tambi	Member of the Board of Directors	April 25, 2013

/S/ PIERRE LAPALME* Pierre Lapalme	Member of the Board of Directors	April 25, 2013

Theodore H. Stanley, M.D.	Member of the Board of Directors	April 25, 2013

* Pursuant to Power of Attorney

By:	/S/ MICHAEL L. BABICH Michael L. Babich Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1#	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger Among the Registrant, Insys Therapeutics, Inc. and ITNI Merger Sub Inc. dated October 29, 2010.

3.1#	Registrant’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

3.2#	Form of the Registrant’s Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3#	Registrant’s Bylaws, as currently in effect.

3.4#	Form of the Registrant’s Amended and Restated Bylaws to become effective upon closing of this offering.

3.5#	Registrant’s Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

3.6#	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

3.7#	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.1#	Form of Common Stock Certificate of the Registrant.

5.1#	Opinion of Cooley LLP.

10.1+#	Form of Indemnity Agreement by and between the Registrant and its directors and officers.

10.2+#	Insys Therapeutics, Inc. 2006 Equity Incentive Plan, as amended.

10.3+#	Insys Pharma, Inc. Amended and Restated Equity Incentive Plan.

10.4+#	2013 Equity Incentive Plan and Form of Stock Option Grant Notice and Form of Stock Option Agreement thereunder.

10.5+#	2013 Employee Stock Purchase Plan.

10.6+	Amended and Restated Employment Agreement by and between the Registrant and Michael Babich dated April 18, 2013.

10.7+	Amended and Restated Employment Agreement by and between the Registrant and Larry Dillaha dated April 18, 2013.

10.8+	Employment Agreement by and between the Registrant and Darryl Baker dated April 18, 2013.

10.9#	Frye Road Two LLC Triple Net Lease dated as of January 31, 2012 between Insys Pharma, Inc. and Frye Road Two LLC.

10.10#	First Amendment to Lease dated as of November 7, 2012 between Insys Pharma, Inc. and Frye Road Two LLC.

10.11#	Chandler 101 Business Center Office Lease dated as of January 4, 2013 between Insys Pharma, Inc. and Frye Road Industrial LLC.

10.12*#	Softgel Commercial Manufacturing and Packaging Agreement dated as of March 21, 2011 by and between the Registrant and Catalent Pharma Solutions, LLC.

Exhibit Number	Description of Document

10.13*#	First Amendment to Softgel Commercial Manufacturing and Packaging Agreement dated as of March 5, 2012 by and between the Registrant and Catalent Pharma Solutions, LLC.

10.14*#	Supply and Distribution Agreement dated as of May 20, 2011 by and between the Registrant and Mylan Pharmaceuticals Inc.

10.15*#	Amendment to Supply and Distribution Agreement dated as of March 13, 2012 by and between the Registrant and Mylan Pharmaceuticals Inc.

10.16*#	Manufacturing Agreement dated as of March 7, 2011 by and between the Registrant and DPT Lakewood, LLC.

10.17*#	Letter Agreement dated April 23, 2012, amending the DPT Lakewood, LLC Manufacturing Agreement dated as of March 7, 2011.

10.18*#	Supply Agreement dated as of March 7, 2011 by and between the Registrant and AptarGroup, Inc.

10.19#	Loan Agreement dated as of February 17, 2012 by and between the Registrant and Bank of America, N.A.

10.20#	Amendment No. 1 to Loan Agreement dated as of February 11, 2013 by and between the Registrant and Bank of America, N.A.

10.21#	Amendment No. 2 to Loan Agreement and Waiver dated as of March 27, 2013 by and between the Registrant and Bank of America, N.A.

10.22+#	Non-Employee Director Compensation Policy.

21.1#	Subsidiaries of the Registrant.

23.1#	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2#	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1#	Power of Attorney.

+	Indicates management contract or compensatory plan.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

#	Previously filed.